UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2006

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On a February 1, 2006 investor relations conference call, Verizon Communications Inc. (Verizon) provided an update on its fiber-to-the-premises deployment strategy, known as FiOS. Verizon indicated that earnings dilution from FiOS is expected to be approximately 10 - 15 cents per share higher in 2006 than in 2005, or 25 - 30 cents per share, and that it expects 2006 to be the peak year for earnings dilution from FiOS. The company also stated that its FiOS deployment cost decreased by approximately 30 percent in 2005 and is expected to decrease by an additional 15 - 20 percent in 2006.

Item 8.01 Other Events.

Attached as an exhibit is a press release dated February 1, 2006 issued by Verizon Communications Inc. (Verizon) announcing the merger of its wholly-owned financing subsidiary, Verizon Global Funding Corp., with and into Verizon. Verizon also announced it will discontinue issuing commercial paper through another financing subsidiary, Verizon Network Funding, by the end of the first quarter of 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: February 1, 2006	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99	Attached as an exhibit is a press release dated February 1, 2006 issued by Verizon Communications Inc. (Verizon) announcing the merger of its wholly-owned financing subsidiary, Verizon Global Funding Corp., with and into Verizon. Verizon also announced it will discontinue issuing commercial paper through another financing subsidiary, Verizon Network Funding, by the end of the first quarter of 2006.